UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

BOSTON PROPERTIES, INC.
BOSTON PROPERTIES LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Boston Properties, Inc.	Delaware	1-13087	04-2473675
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Boston Properties Limited Partnership	Delaware	0-50209	04-3372948
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street, Suite 1900, Boston, Massachusetts 02199
(Address of principal executive offices) (Zip Code)
(617)
236-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
Boston Properties, Inc.	Common Stock, par value $.01 per share	BXP	New York Stock Exchange
Boston Properties, Inc.	Depository Shares Each Representing 1/100th of a share of 5.25% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	BXP PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Boston Properties, Inc.:
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐
Boston Properties Limited Partnership:
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01. Other Events.
On April 28, 2020, Boston Properties, Inc. (the “Company”), the general partner of Boston Properties Limited Partnership, issued a press release announcing its unaudited financial results for the first quarter of 2020 (the “Press Release”). Selected financial results and related information of the Company from the Press Release are filed as Exhibit 99.1 hereto and incorporated by reference herein.
Additionally, the information set forth below contains business updates pertaining to the current
COVID-19
pandemic, including information discussed on the conference call held by the Company on April 29, 2020. Information set forth below regarding percentages of April collections is based on all rent billed by the Company, including all amounts from consolidated operations and all unconsolidated joint ventures, other than Gateway Commons for which the Company does not handle billing. To the extent these collections related to consolidated or unconsolidated joint ventures, the impact on the Company’s net income attributable to Boston Properties, Inc. will depend, among other things, on the Company’s percentage interests in these joint ventures.
Additional business updates pertaining to the current
COVID-19
pandemic include:
●	During 2019, approximately 86% of the aggregate amount of the Company’s consolidated revenues and the Company’s share of revenues from unconsolidated joint ventures, were derived from office leases, 6% of these revenues were derived from retail leases and the remainder were primarily derived from residential leases, parking, the Company’s hotel property and development and management services.
●	For the month of April, as of April 28, 2020, the Company had collected 95% of its total commercial rent payments due April 1 from office tenants. As a result of the impact of the current environment, the Company expects a reduction from its prior revenue expectations as a result of the slowdown in new leasing activity for vacant and expiring space and the impact of construction delays on the Company’s revenue recognition related to tenants who are currently building out space.
●	As of April 28, 2020, the Company had collected 35% of its total commercial rent payments due in April from retail tenants. The Company is actively working on lease amendments with retail tenants in this category that the Company believes have justifiable financial needs. The Company is considering a number of alternative structures, but expects most amendments to provide for relief from the requirement to pay cash rent for a period of time followed by a future increase in rent, an extension of the term of the lease or both. The result of any such amendments is expected to be a loss of near-term cash revenue from these leases but a less significant impact on GAAP revenues due to the expected straightlining of lease revenues for those tenants the Company believes will resume operations.
●	Parking revenue generally consists of two primary components: revenue from monthly passes and hourly/daily parking revenue. During 2019, total parking revenue for the Company was approximately $100 million and the Company’s share of total parking revenue from unconsolidated joint ventures was approximately $13 million. Approximately $40 million of this aggregate amount of consolidated and unconsolidated parking revenue was derived from hourly/daily parking. In April, with stay-at-home
orders and business closures, the Company generated minimal hourly/daily parking revenue and this trend may continue for as long as these stay-at-home
orders and business closures continue. Some of the Company’s monthly parking revenues are contractual agreements embedded in its leases, and some are at will individual agreements.
●	The Company’s Boston Marriott Cambridge hotel property has been closed since March 22, 2020, and the hotel is currently running at a monthly deficit. It is unclear when the hotel will open.
The Company is supplementing the risk factors described under “Item 1A. Risk Factors” in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2019 (the “Annual Report”) with the following risk factor, which should be read in conjunction with the other risk factors presented in the Annual Report. All references to “we,” “us” and “our” in this risk factor refer to the Company.

The
COVID-19
pandemic has caused severe disruptions in the United States and global economies and we expect it will continue to materially and adversely affect our financial condition, results of operations, cash flows, liquidity and performance and that of our tenants.
Since being reported in December 2019,
COVID-19
has spread globally, including to every state in the United States. On March 11, 2020, the World Health Organization declared
COVID-19
a global pandemic, and on March 13, 2020, the United States declared a national emergency with respect to
COVID-19.
The global impact of the
COVID-19
pandemic is continually evolving and public health officials and governmental authorities, including those in all of the markets in which we operate, have reacted by taking measures such as prohibiting people from congregating in heavily populated areas, instituting quarantines, restricting travel, issuing
“stay-at-home”
orders, restricting the types of businesses that may continue to operate (including the types of construction projects that may proceed) and closing schools, among many others. Most of these restrictions began in earnest in March 2020 and they quickly had a material adverse impact on economic and market conditions around the world, including the United States and the markets in which our properties are located, and on us. It is possible that public health officials and governmental authorities in the markets in which we operate may impose additional restrictions in an effort to slow the spread of
COVID-19
or may relax or revoke existing restrictions too quickly, which could, in either case, exacerbate the severity of these adverse impacts on the economy. There is great uncertainty regarding the duration and breadth of the
COVID-19
pandemic, as well as possible future responses, which makes it impossible for us to predict with certainty the impact that
COVID-19
will have on us and our tenants at this time. Factors related to
COVID-19
that have had, or could have, a material adverse effect on our results of operations and financial condition, include:
●	a complete or partial closure of, or other operational issues at, one or more of our properties resulting from government or tenant action, which could adversely affect our operations and those of our tenants;
●	reduced economic activity impacting the businesses, financial condition and liquidity of our tenants has caused, and is expected to continue to cause, one or more of our tenants to be unable to meet their obligations to us, including their ability to make rental payments, in full or at all, or to otherwise seek modifications of such obligations, including rent concessions, deferrals or abatements, or to declare bankruptcy;
●	the failure of our tenants to properly implement or deploy their business continuity plans, or if those plans are ineffective, it could have a material adverse effect on our tenants’ businesses and their ability to pay rent;
●	the impact of new or continued complete or partial shutdowns of the operations of one or more of our tenants’ businesses, including office, hotel and retail tenants, and parking operators, temporary or long-term disruptions in our tenants’ supply chains from local, national and international suppliers or delays in the delivery of products, services or other materials necessary for our tenants’ operations, could force our tenants to reduce, delay or eliminate offerings of their products and services, which could result in less revenue, income and cash flow, and possibly their bankruptcy or insolvency, which in turn could:
o	reduce our cash flows,
o	adversely impact our ability to finance, refinance or sell a property,
o	adversely impact our ability to continue paying dividends to our stockholders at current levels, or at all, and
o	result in additional legal and other costs to enforce our rights, collect rent and/or re-lease the space occupied by the distressed tenant;

●	the duration and scope of the mandatory business closures and
“stay-at-home”
orders have had, and are expected to continue to have, a severe negative impact on our retail tenants that depend on in-person
interactions with their customers to generate revenues and have resulted, and are expected to continue to result, in most retail tenants being unable to make timely rental payments in full or at all;
●	the extent to which
COVID-19
decreases customers’ willingness to frequent, or prevents customers from frequenting, our tenants’ businesses in the future, may result in our retail tenants’ continued inability to make timely rental payments to us under their leases;
●	many of our retail and some of our office tenants have approached us seeking either rent concessions, deferrals or abatements, and the extent to which we grant these requests or instead seek to enforce our legal remedies could have a material adverse effect on our results of operations, liquidity and cash flows;
●	the degree to which our tenants’ businesses have been and continue to be negatively impacted may require us to write-off
a tenant’s accrued rent balance and this could have a material adverse effect on our results of operations and liquidity;
●	if new or existing actions or measures implemented to prevent the spread of
COVID-19
continue to result in increasing unemployment, it may negatively affect the ability of our residential tenants to generate sufficient income to pay, or make them unwilling to pay rent, in full or at all, in a timely manner;
●	the impact of prolonged restrictions on freedom of movement and business operations, such as travel bans, business closures and
“stay-at-home”
orders have had, and are expected to continue to have, a material adverse effect on the operators of our parking garages and our hotel property, which negatively impacts our revenues and may also result in a decrease in demand for hotel stays even after the travel bans and other restrictions are lifted;
●	our failure, or that of any of our joint venture partners’, to meet our or their, as applicable, responsibilities or obligations to the other or to third parties, such as lenders, including a failure to contribute additional capital needed by the ventures or a default by a party under a joint venture agreement or other agreement relating to a joint venture, each of which, in our case, could result in dilution of our interest or a loss of our management and other rights relating to our joint ventures, and in the case of a joint venture partner, could result in our payment of the partner’s share of the additional capital;
●	the impact of
COVID-19
could result in an event or change in circumstances that results in an impairment in the value of our properties or our investments in unconsolidated joint ventures, and any such impairment could have a material adverse effect on our results of operations in the periods in which the charge is taken;
●	we may be unable to restructure or amend leases with certain of our tenants on terms favorable to us or at all;
●	the impact and validity of interpretations of lease provisions and related claims by tenants regarding their obligations to pay rent as a result of
COVID-19,
and any court rulings or decisions interpreting these provisions, could have a material adverse effect on our results of operations and liquidity;
●	restrictions intended to prevent the spread of
COVID-19
have limited, and are expected to continue to limit, our leasing activities, such as property tours, and may have a material adverse effect on our ability to renew leases, lease vacant space or re-lease
available space as leases expire in our properties on favorable terms, or at all;
●	COVID 19 has caused a material decline in general business activity and demand for real estate transactions, and if this persists, it would adversely affect our ability or desire to make strategic acquisitions or dispositions;

●	the impact of recent and future efforts by state, local, federal and industry groups to enact laws and regulations have restricted, and may further restrict, the ability of landlords, such as us, to collect rent, enforce remedies for the failure to pay rent, or otherwise enforce the terms of the lease agreements, such as a rent freeze for tenants or a suspension of a landlord’s ability to enforce evictions;
●	the extent of construction delays on our development/redevelopment projects due to work-stoppage orders, disruptions in the supply of materials, delays in permitting or inspections, or other factors could result in our failure to meet the development milestones set forth in any applicable lease agreement, which could provide the tenant the right to terminate its lease or entitle the tenant to monetary damages, delay the commencement or completion of construction and our anticipated lease-up
plans for a development/redevelopment project or our overall development pipeline, including recognizing revenue for new leases, that may cause returns on investment to be less than projected, and/or increase the costs of construction of new or existing projects, any of which could adversely affect our investment returns, profitability and/or our future growth;
●	we may be unable to access debt and equity capital on attractive terms, or at all, and a further disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our tenants’ and our access to capital and other sources of funding necessary to fund our respective operations or address maturing liabilities on a timely basis;
●	the financial effects of the
COVID-19
pandemic on our future financial results, cash flows and financial condition could adversely impact our compliance with the financial covenants of our credit facility and other debt agreements and could result in an event of default and the acceleration of indebtedness, which could negatively impact our financial condition, results of operations and our ability to make additional borrowings and pay dividends;
●	adaptions made by companies in response to
“stay-at-home”
orders and future limitations on
in-person
work environments could lead to a sustained shift away from collective in-person
work environments and adversely affect the overall demand for office space across our portfolio over the long term;
●	the effectiveness or lack of effectiveness of governmental relief in providing assistance to large and small businesses, including some of our tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs,
“stay-at-home”
orders and social distancing practices, and the potential for a prolonged, severe recession, could have a material adverse impact on our financial condition and results of operations;
●	increased vulnerability to cyber-security threats and potential breaches, including phishing attacks, malware and impersonation tactics, resulting from the increase in numbers of individuals working from home;
●	the potential that business interruption, loss of rental income and/or other associated expenses related to our operations will not be covered in whole or in part by our insurance policies, which may increase unreimbursed liabilities;
●	if the health of our employees, particularly our key personnel and property management teams, are negatively impacted, we may be unable to ensure business continuity and be exposed to lawsuits from tenants;
●	if we choose to pay dividends in our stock instead of cash, our stockholders may have to pay income taxes on the dividends without receiving a corresponding amount of cash;
●	uncertainly as to what conditions must be satisfied before government authorities lift
“stay-at-home”
orders and public health officials begin the process of gradually returning Americans to work and whether government authorities will impose (or suggest) requirements on landlords, such as us, to protect the health and safety of tenants and visitors to our buildings could result in increased operating costs and demands on our property management teams to ensure compliance with any such requirements, as well as increased costs associated with protecting against potential liability arising from these measures, such as claims by tenants that the measures violate their leases and claims by visitors that the measures caused them damages; and
●	limited access to our facilities, management, tenants, support staff and professional advisors could decrease the effectiveness of our disclosure controls and procedures, internal controls over financial reporting and other risk mitigation strategies, increase our susceptibility to security breaches, hamper our ability to comply with regulatory obligations and prevent us from conducting our business as efficiently and effectively as we otherwise would have.
The full extent to which the
COVID-19
pandemic impacts our operations and those of our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time. The fluidity of the situation presents material uncertainty and risk with respect to our financial condition, results of operations, cash flows, liquidity and overall performance. Moreover, many risk factors set forth in our Annual Report on Form
10-K
for the year ended December 31, 2019 are heightened risks as a result of the impact of the
COVID-19
pandemic.
The preliminary financial data included in this Current Report on Form
8-K
and within Exhibit 99.1 filed herewith has been prepared by, and is the responsibility of, management of the Company. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
This Current Report on Form
8-K
contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “believes,” “budgeted,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. These statements are based on our current expectations of future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statement. These factors include, without limitation, uncertainties and risks related to the impact of the
COVID-19
global pandemic, including the duration, scope and severity of the pandemic domestically and internationally; federal, state and local government actions or restrictive measures implemented in response to
COVID-19,
the effectiveness of such measures and the direct and indirect impact of such measures on our and our tenants’ businesses, financial condition, results of operations, cash flows, liquidity and performance, and the U.S. and international economy and economic activity generally; whether new or existing actions and measures continue to result in increasing unemployment that impacts the ability of our residential tenants to generate sufficient income to pay, or make them unwilling to pay rent in a timely manner, in full, or at all; the health, continued service and availability of our personnel, including our key personnel and property management teams; and the effectiveness or lack of effectiveness of governmental relief in providing assistance to individuals and large and small businesses, including our tenants, that have suffered significant adverse effects from
COVID-19.
In addition to the risks specific to
COVID-19,
other factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period
comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.
(d)
Exhibits
.

Exhibit Number	Description

99.1*	Selected financial and related information of the Company for the three months ended March 31, 2020.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*).

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc., its General Partner

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

Date: May 1, 2020